UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2021, Provention Bio, Inc. (the “Company”) issued a press release regarding financial results for the quarter ended September 30, 2021 and discussing its business outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under this Item 2.02, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On November 4, 2021, the Company announced that Thierry Chauche had been hired to serve as the Company’s Chief Financial Officer, effective December 1, 2021.

Mr. Chauche, age 45, joins the Company from Alexion Pharmaceuticals, Inc., where he served as Vice President and Head of Strategic Financial Planning and Analysis since March 2020. Before Alexion, Mr. Chauche served last as Vice President of Financial Planning and Analysis at Intercept Pharmaceuticals, Inc. and formerly as Executive Director, from February 2017 to March 2020. Prior to his time at Intercept, he served in a variety of roles at Novartis Pharmaceuticals Corp. and Novartis in Switzerland from September 2007 to February 2017, eventually serving as Executive Director of Business Planning and Analysis.

In connection with Mr. Chauche’s hiring, the Company entered into an employment agreement with Mr. Chauche (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Chauche is entitled to receive an annualized base salary of $410,000 and is eligible for an annual bonus based on the achievement of corporate and individual performance objectives, with his target annual bonus equal to 40% of the base salary earned that year. The Employment Agreement also provides for a one-time performance bonus of $50,000, subject to Mr. Chauche’s continued employment with the Company through the date the bonus is paid.

If Mr. Chauche’s employment is terminated by the Company other than for cause or if he resigns for good reason, in either case other than within 12 months following a change of control, Mr. Chauche will be entitled to receive (i) full vesting of any outstanding stock options that vest solely based on Mr. Chauche’s continued service and extended exercisability of any outstanding vested stock options for a period of 12 months following the termination date, (ii) nine months of continued base salary payments, (iii) payment of COBRA premiums for nine months following the termination date (or, if earlier, until Mr. Chauche secures gainful employment from a new employer), (iv) a pro rata portion of his annual bonus for the year in which the termination occurs, based on objectives achieved as of the termination date and (v) accelerated vesting of any equity awards (other than stock options) that would have become vested during the nine-month period following the termination date.

If Mr. Chauche’s employment is terminated by the Company other than for cause or if he resigns for good reason, in either case within 12 months following a change of control, Mr. Chauche will be entitled to receive (i) full vesting of any outstanding equity awards and extended exercisability of each outstanding vested stock option until the expiration of the applicable stock option’s term, (ii) 12 months of continued base salary payments, (iii) payment of COBRA premiums for 12 months following the termination date (or, if earlier, until Mr. Chauche secures gainful employment from a new employer) and (iv) a pro rata portion of his annual bonus for the year in which the termination occurs, based on objectives achieved as of the termination date.

Mr. Chauche’s receipt of the severance payments and benefits described above is subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement and the Employee Non-Disclosure and Invention Assignment Agreement entered into by Mr. Chauche with the Company.

On November 1, 2021, the Company entered into a transition and consulting agreement with Andrew Drechsler (the “Transition Agreement”). Under the Transition Agreement, Mr. Drechsler will continue to serve as Chief Financial Officer until December 1, 2021, and will serve as Special Advisor to the Chief Executive Officer and the Chief Financial Officer through December 31, 2021 (the “Separation Date”). Mr. Drechsler will continue to receive his base salary of $437,800 per year through the Separation Date and will be eligible to receive an annual bonus based on achievement of the performance objectives established by the compensation committee of the board of directors in respect of fiscal year 2021. Beginning on January 1, 2022, Mr. Drechsler will be engaged to provide consulting services for the Company relating to assisting and advising Mr. Chauche and the Finance Department. From January 1, 2022 until March 31, 2022, Mr. Drechsler will be paid $10,000 per month for such services, and from April 1, 2022 until June 30, 2022, Mr. Drechsler will be paid $5,000 per month for such services. Mr. Drechsler’s equity awards that vest solely based on the passage of time will continue to vest in accordance with their terms until such time as Mr. Drechsler is no longer providing consulting services to the Company, at which time any unvested awards will be forfeited, and any unvested awards that vest based on the achievement of performance metrics that he holds will be forfeited on the Separation Date.

The foregoing descriptions of the Employment Agreement and the Transition Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable agreement, which agreements will be filed as exhibits to the Company’s next Form 10-K.

Item 7.01	Regulation FD Disclosure.

On November 4, 2021 the Company issued a press release announcing the appointment of Mr. Chauche as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information (including Exhibit 99.2) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. on November 4, 2021
99.2	Press Release issued by Provention Bio, Inc. on November 4, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 4, 2021	Provention Bio, Inc.

		By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer